060695


                       SECURITY AGREEMENT


          This SECURITY AGREEMENT is made this 7th day of June, 1995 between THE PROVIDENT BANK ("SECURED PARTY") and MOTO PHOTO, INC., a Delaware corporation ("DEBTOR"), under the following circumstances:

          A. Secured Party has executed and delivered to Secured Party its Promissory Note of even date herewith in the maximum principal amount of $1,450,000 (the "NOTE").

          C. Debtor has agreed to grant to Secured Party a security interest in certain assets of Debtor now owned or hereafter acquired by Debtor to secure Debtor's obligations under the Note and this Agreement.

          NOW, THEREFORE, the undersigned agree as follows:

     1.   SECURITY INTEREST.

          Debtor hereby assigns, pledges and transfers to Secured Party and grants Secured Party a continuing security interest in all of the following property (all of which hereinafter collectively is referred to as the "COLLATERAL"): (i) all equipment (as that term is defined in the UCC), including, without limitation, all furniture, fixtures, machinery and other equipment of any kind, and all substitutions and replacements thereof and accessories and parts therefor) acquired from time to time by Debtor with loans made by Secured Party pursuant to the Note, together with all files, records, documents, blueprints, drawings and instruments (including, without limitation, computer programs, tapes and related electronic data software and rights under licenses with respect thereto) evidencing an interest in or relating to any of the such equipment, and (ii) all proceeds of the foregoing including, without limitation, all claims against third parties for damage to or loss or destruction of any of the foregoing, including insurance proceeds, and accounts, contract rights, chattel paper and general intangibles arising out of any sale, lease or other disposition of any of the foregoing. From time to time, if requested by Secured Party, Debtor shall execute, upon reasonable request of Secured Party, supplemental schedules hereto and/or Uniform Commercial Code financing statements (or financing statement amendments) specifically describing the Collateral ("SUPPLEMENTAL DESCRIPTIONS"), all of which shall be incorporated herein by reference without further action.

     2.   INDEBTEDNESS SECURED.

          The security interest granted hereby is granted to secure all of Debtor's debts, liabilities and obligations of every kind and description to Secured Party, now due or to become due, direct or indirect, absolute or contingent, presently existing or hereafter arising, joint or several, secured or unsecured, whether for payment or performance, regardless of how the same arise or by what instrument, agreement or book account they may be evidenced, or whether evidenced by any instrument, agreement or book account, and including, without limitation, all loans (including any loan by renewal or extension), all overdrafts, all guarantees, all bankers acceptances, all agreements, all letters of credit issued by Secured Party for Debtor and the applications relating thereto, all indebtedness of Debtor to Secured Party, all undertakings to take or refrain from taking any action, and all indebtedness, liabilities and obligations owing from Debtor to others which Secured Party may obtain by purchase, negotiation, discount, assignment or otherwise (all of which are referred to collectively hereinafter as the "INDEBTEDNESS"). The Indebtedness includes, without limitation: (i) the obligations of Debtor under the Note and all renewals, extensions and modifications thereof, and (ii) all reasonable costs incurred by Secured Party to obtain, preserve, and/or enforce the security interest granted by this Agreement; to collect the obligations secured hereby; and to maintain and preserve the Collateral, with such costs including, without limitation, expenditures made by Secured Party for taxes, assessments, reasonable insurance premiums, reasonable repairs, reasonable attorneys' fees and other legal expenses, reasonable storage costs, reasonable rents, and reasonable expenses of sale, together with interest on the above amount at the highest rate being paid by Debtor on any of its obligations to Secured Party, all of which Debtor shall pay to Secured Party.

     3.   DEBTOR'S WARRANTIES.

     3.1 Debtor hereby represents and warrants to Secured Party that it is, and as to the Collateral to be acquired after the date hereof, will be, the owner of the Collateral free from any lien, security interest or encumbrance other than the security interest granted herein and the security interest granted to Bank One, Dayton, NA pursuant to a Security Agreement dated as of May 15, 1994 (the "Bank One Lien"), and Debtor shall defend the Collateral and the proceeds thereof against all claims and demands of all persons at any time claiming the same or any interest therein adverse to Secured Party other than pursuant to the Bank One Lien, and shall preserve the Collateral free from any subsequent liens, encumbrances or security interests.

     3.2 Debtor hereby represents and warrants to Secured Party that (i) Debtor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) the execution and delivery of the Note, this Security Agreement and the other documents and instruments executed in connection therewith and herewith and the performance by Debtor of the transactions contemplated hereby and thereby have been authorized by all necessary corporate action on the part of Debtor and do not violate or contravene Borrower's certificate of incorporation or by-laws or any agreement, mortgage, instrument, indenture or the like to which Borrower is a party or by which Borrower or any of its property is bound, and (iii) the Note, this Security Agreement and the other documents and instruments executed in connection therewith and herewith constitute valid and binding obligations of Debtor, enforceable against Debtor in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other such laws affecting creditors' rights generally and whether enforcement is sought in a court of equity or law.

     3.3 Debtor has filed all federal, state, local and other tax returns and reports required to be filed by it (except for such returns and reports which in any one case or in the aggregate would not have a material adverse effect on the business, operation, properties, prospects, condition (financial or other) or results of operations of Borrower and its subsidiaries taken as a whole), all of which are true and correct, and has paid all taxes, assessments and other governmental charges lawfully levied or imposed on or against it or its properties, except for such taxes, assessments and governmental changes and levies the nonpayment of which, in any one case or in the aggregate, would not have a material adverse effect on the business, operation, properties, prospects, condition (financial or other) or results of operation of Borrower and its subsidiaries taken as a whole.

     3.4 There is no litigation, or proceeding or governmental investigation pending or, to the knowledge of Debtor, threatened against or relating to Debtor, its properties or business which has not been disclosed to Secured Party in writing.

    3.5 Debtor is not, to its knowledge, in violation of or in default under any statute, regulation, license, permit, order, writ, injunction or decree of any government, governmental department, commission, board, bureau, agency, instrumentality or court, which violation or default would have a material adverse effect on the business, properties or condition, financial or otherwise, of Debtor.

     3.6 Debtor is not, to its knowledge, in default under any order, writ, judgment, injunction, decree, indenture, agreement, lease or other instrument or contract, which default would have a material adverse effect on the business, properties or condition, financial or otherwise, of Debtor, or in the performance of any covenants or conditions respecting any of its indebtedness, and no holder of any indebtedness of Debtor has given notice of any asserted default thereunder, and no liquidation or dissolution of Debtor and no receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to Debtor or its properties is pending or, to the knowledge of Debtor, is threatened.

     3.7 Debtor maintains places of business, owns Collateral and maintains its books of account and records, including all records concerning the Collateral, only at 4444 Lake Center Drive, Dayton, Ohio 45421, which is Debtor's chief executive office, and at the locations listed on Schedule A hereto; and at such other locations as may be set forth on any Supplemental Description signed by Bank and Borrower.

     4.   DEBTOR'S OBLIGATIONS.

     4.1 Debtor shall keep accurate and complete records and accounts in accordance with sound accounting practices of all of the Collateral, and shall at all reasonable times allow Secured Party to inspect the Collateral, to examine, audit or make extracts from Debtor's books and records, and to arrange for verification of the Collateral under reasonable procedures directly with account debtors and other persons or by other procedures.

     4.2 Debtor shall keep the Collateral insured against such casualties, and in such amounts and on such terms as Secured Party reasonably shall require, and the policies shall provide for at least 30 days written notice of cancellation to Secured Party. Debtor shall furnish Secured Party with satisfactory evidence of such insurance and Secured Party shall be added to any such insurance as loss payee. Debtor shall promptly pay when due all taxes and assessments imposed on, or with respect to the Collateral (other than taxes and assessments being contested diligently and in good faith by appropriate proceedings and as to which reserves are being maintained in accordance with generally accepted accounting principles), and shall maintain the Collateral in good condition and repair. If Debtor fails to pay the premiums on any such insurance or such taxes when due, or to maintain the Collateral in good condition and repair, the Secured Party may do so for Debtor's account and add the amount of its expenditures with respect thereto to Debtor's outstanding obligations, which amount shall be payable on demand with interest at the highest rate being paid by Debtor on any of its obligations to Secured Party. After the occurrence of an Event of Default, Secured Party shall have the right to settle and compromise any and all claims under any of the insurance policies required to be maintained by Debtor hereunder and Debtor hereby irrevocably appoints Secured Party as its attorney-in-fact, with power to demand, receive and receipt for all monies payable thereunder, to execute in the name of the Debtor any proof of loss, notice, draft, and other instruments in connection with such policies or loss thereunder and generally to do and perform any and all acts as Debtor could perform in connection with such policies.

     4.3 Debtor shall execute such financing statements and other documentation as Secured Party reasonably may request in order to perfect the security interests granted Secured Party hereunder and to carry out the terms of this Agreement. A photocopy of this Security Agreement and any applicable Supplemental Description shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

     4.4  Debtor shall furnish to Secured Party:

          a. within 90 days after the end of Debtor's fiscal year, financial statements of Debtor, including a balance sheet and statement of income, retained earnings and changes in financial position and cash flow, each prepared on a consolidated basis in accordance with generally accepted accounting principles consistently applied and accompanied by an audit report thereon by a certified public accounting firm;

          b. within 45 days after the close of each fiscal quarter (other than the fourth quarter of the fiscal year), financial statements of Debtor similar to those referred to in paragraph (a) above, but which may be subject to normal year-end audit adjustments and shall be certified as true and correct by Debtor's chief financial officer;

          c. within 30 days after the close of each month, financial statements similar to those referred to in paragraph (b) above, which shall be certified as true and correct by Debtor's chief financial officer;

          d. copies of all reports, proxy statements and the like provided by Debtor to its stockholders, at the time they are so provided to its stockholders.

          e. copies of all notices, reports, certificates and the like from time to time provided by Debtor to Bank One, Dayton, N.A. (or any successor(s) thereto as senior lender to Debtor); and

          f. promptly, such other information as Secured Party reasonably may request from time to time.

     4.5 From time to time as Secured Party may require, Debtor shall deliver to Secured Party schedules of all of the Collateral. Such schedules shall be in form reasonably satisfactory to Secured Party and shall contain such other information and be accompanied by such supporting documents as Secured Party from time to time reasonably may require. The items to be provided under this section are to be prepared and delivered to Secured Party from time to time solely for its convenience in maintaining records of the Collateral, and Debtor's failure to provide any such items to Secured Party shall not affect, terminate, modify or otherwise limit Secured Party's security interest in the Collateral.

     4.6 Debtor shall (a) maintain its corporate existence in good standing; (b) make no change in the nature or character of its business; (c)
maintain and keep in full force and effect all licenses and permits necessary to the proper conduct of its business and (d) at the request of Secured Party, qualify as a foreign corporation and obtain all requisite licenses and permits in each state (other than the state of its incorporation) where Debtor does business.

     4.7 Debtor shall give prompt notice in writing to Secured Party of the occurrence of any Event of Default hereunder or of any condition which with the passage of time or the giving of notice or both would give rise to an Event of Default, and of any development, financial or otherwise, which would materially adversely affect is business, properties or affairs or its ability to perform its obligations under this Agreement or the Note.

     4.8 Debtor shall pay all taxes, assessments or governmental charges lawfully levied or imposed on or against it or its properties prior to the date when such taxes, assessments or charges become delinquent, unless Debtor is contesting the validity thereof in good faith and posts any bond or other security required by applicable law or by Secured Party against the payment thereof.

     4.9 Debtor shall not discontinue its business or liquidate, sell, transfer, assign or otherwise dispose of all or substantially all of its assets or any of the Collateral, by sale, merger, consolidation or otherwise. Debtor shall not change the location of its chief executive office or move any of the Collateral from the place at which it is located, as indicated on Schedule A or any Supplemental Description, without providing at least 30 days prior written notice to Secured Party.

     4.10 Debtor shall not grant or suffer to exist any security interest, lien, mortgage or other encumbrance on any of the Collateral to any person other than Secured Party nor shall Debtor permit any lien, encumbrance of security interest to attach to any of the Collateral, except in favor of Secured Party (other than, in either such case, pursuant to the Bank One Lien or the Fuji Lien, both of which shall have been subordinated to Bank's security interest in the Collateral). Debtor shall not permit any of the Collateral to become a fixture or to become an accession to any property which is not part of the Collateral.

     5.   DEFAULT.

     5.1 The occurrence of any Event of Default (as defined in the Note) shall constitute an "Event of Default" under this Agreement.

     5.2  Upon the occurrence of an Event of Default, Secured Party, at its
option, may:   (a) by written notice to Borrower, declare all of the
Indebtedness immediately due and payable, without presentment, notice, protest or demand of any kind for the payment of all or any part of the Indebtedness (all of which are expressly waived by Debtor) and exercise all of its rights and remedies against Debtor and any Collateral provided herein or in any other agreement between Debtor and Secured Party, and (b) exercise all rights granted to a secured party under the Universal Commercial Code or otherwise. Upon the occurrence of an Event of Default, Secured Party may take possession of the Collateral, or any part thereof, and Debtor hereby grants Secured Party authority to enter upon any premises on which the Collateral may be situated, and remove the Collateral from such premises or use such premises, together with the materials, supplies, books and records of Debtor, to maintain possession and/or the condition of the Collateral and to prepare the Collateral for sale. Debtor shall, upon demand by Secured Party, assemble the Collateral and make it available at a place designated by Secured Party which is reasonably convenient to both parties. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party shall give Debtor reasonable notice of the time and place of any public sale thereof or of the time after which any private sales or other intended disposition thereof is to be made. The requirement of reasonable notice shall be met if such notice is mailed, postage prepaid, to the address of Debtor shown at the end of this Agreement at least five days prior to the time of such sale or disposition.

     5.3 Secured Party shall apply the proceeds of any disposition of the Collateral to the payment of the Indebtedness in the order of application provided in the Uniform Commercial Code as in effect in the State of Ohio.

     5.4 The rights, options, and remedies of Secured Party shall be cumulative, and no failure or delay by Secured Party in exercising any right, option or remedy shall be deemed a waiver thereof or of any other right, option or remedy, or waiver of any Event of Default hereunder, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. Secured Party shall not be deemed to have waived any of Secured Party's rights hereunder or under any other agreement, instrument or paper signed by Debtor unless such waiver is in a writing signed by Secured Party.

     6.   POWER OF ATTORNEY.

          Debtor hereby irrevocably appoints Secured Party and its agents as Debtor's true and lawful attorney in fact, with full power of substitution, for Debtor, and in Debtor's name, place and stead, which power may be exercised by Secured Party and its agents, in their discretion, only after the occurrence of an Event of Default. As attorney in fact, Secured Party and its agents may act for Debtor with respect to the Collateral as if Secured Party or its agents were the owner thereof, and may endorse and cash promissory notes, checks and other instruments, institute legal proceedings, make, adjust, and settle claims, and do all other acts necessary and incidental to the exercise of its rights provided hereunder, or otherwise available to it in the event of default. Neither Secured Party nor its agents shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law in their capacity as such attorney in fact.

     7.   EXPENSES.

          Debtor shall reimburse Secured Party promptly for all reasonable costs and expenses incurred by Secured Party in connection with the preparation of the Note, this Security Agreement and the other documents and instruments executed in connection therewith and herewith including, without limitation, Secured Party's reasonable attorneys' fees.

     8.   MISCELLANEOUS.

     8.1 Any required notices to Debtor shall be mailed to Debtor at the address shown below, or such other address furnished Secured Party in writing. No waiver by Secured Party of any default shall be effective unless given in writing, and shall not operate as a waiver of any other default. The rights of Secured Party shall inure to the benefits of its successors and assigns, and the obligations of Debtor shall bind Debtor's heirs, executors, administrators, successors and assigns.

     8.2 This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated herein and such understanding shall not be modified except in a writing signed by or on behalf of the parties hereto. This Agreement shall be deemed to be a contract entered into and made pursuant to the laws of the State of Ohio and shall in all respects be governed, construed, applied and enforced in accordance with the laws of such state.

     8.3 AS A SPECIFICALLY BARGAINED INDUCEMENT FOR SECURED PARTY TO EXTEND CREDIT TO DEBTOR: (I) DEBTOR HEREBY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATED TO THIS SECURITY AGREEMENT OR ARISING IN ANY WAY FROM THE INDEBTEDNESS OR TRANSACTIONS INVOLVING SECURED PARTY AND THE DEBTOR AND (II) DEBTOR HEREBY DESIGNATE(S) ALL COURTS OF RECORD SITTING IN MONTGOMERY COUNTY, OHIO AND HAVING JURISDICTION OVER THE SUBJECT MATTER, STATE AND FEDERAL, AS FORUMS WHERE ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING FROM OR OUT OF THIS SECURITY AGREEMENT, ITS MAKING, VALIDITY OR PERFORMANCE, MAY BE PROSECUTED AS TO ALL PARTIES, THEIR SUCCESSORS AND ASSIGNS, AND BY THE FOREGOING DESIGNATION THE DEBTOR CONSENT(S) TO THE JURISDICTION AND VENUE OF SUCH COURTS.


          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

"Secured Party"                         "Debtor"

THE PROVIDENT BANK                 MOTO PHOTO, INC.


By/S/  Jerome J. Brunswick           By/S/  David A. Mason
Name:  Jerome J. Brunswick           Name:  David A. Mason
Title: Regional Vice President      Title:  Executive Vice President


Address:                           Address:
10 West Second Street              4444 Lake Center Drive
Dayton, Ohio  45402                Dayton, Ohio  45421

With a copy to:
Legal Department
The Provident Bank
One East Fourth Street
Cincinnati, Ohio  45202

                                                       SCHEDULE A



                     Locations of Collateral


                                                    060695


                      TERM PROMISSORY NOTE

$1,450,000                Dayton, Ohio               June 7, 1995

            MOTO PHOTO, INC., a Delaware corporation ("Borrower"), for value received, promises to pay to the order of THE PROVIDENT BANK ("Bank"), at any of its offices, the principal sum of ONE MILLION FOUR HUNDRED AND FIFTY THOUSAND DOLLARS ($1,450,000) (the "Maximum Credit"), or so much thereof as is loaned by Bank to Borrower pursuant to the provisions hereof, together with interest as hereinafter provided.

            The aggregate principal amount of this Note which has been advanced as hereafter provided and is outstanding at the close of business on December 31, 1995 shall be repaid in 60 equal payments of principal, payable on the twentieth day of each calendar month, commencing on January 20, 1996, with the 60th principal payment due on December 20, 2000. Accrued interest on this Note, calculated as provided below, shall be paid monthly, on the twentieth day of each calendar month, commencing on July 20, 1995, until this Note is paid in full.

            The principal amount of this Note outstanding from time to time shall bear interest at the Prime Rate (as hereinafter defined) plus 1% per annum for the period from the date hereof through December 31, 1995 and thereafter until maturity, unless Borrower notifies Bank in writing (which notification shall be irrevocable) not later than December 27, 1995 that it desires to convert the interest rate borne by this Note to a fixed rate. If Borrower so elects to convert the interest rate to a fixed rate and if no Event of Default exists at such time, then, commencing on January 20, 1996, all amounts outstanding under this Note shall bear interest until maturity at a fixed rate equal to the Treasury Rate (as hereinafter defined), determined as of December 31, 1995, plus 3% per annum (the "Fixed Rate"). Amounts not paid at maturity (whether at the stated maturity or by acceleration) thereafter shall bear interest at a rate (the "Default Rate") equal to 4% per annum above the rate otherwise being borne by the Note. Interest shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

            Upon request by Borrower (an "Advance Request") from time to time through December 31, 1995 (but not more frequently than once each calendar month), Bank shall make advances hereunder to Borrower for the purpose of purchasing capital equipment to be used by Borrower in its business but only if all conditions set forth herein have been satisfied and if no Event of Default (as hereinafter defined) has occurred and is continuing. Each Advance Request shall be in writing, shall be submitted not less than five business days prior to the date that the requested advance is to be made and shall include or be accompanied by all of the following:

            (a) a detailed description of the capital equipment being acquired the with the proceeds of the requested advance ("Acquired Equipment"), including serial numbers, if applicable;

            (b) the date on which the requested advance is to be made and the amount of the advance being requested, which shall not exceed 100% of the purchase price of the Acquired Equipment and, together with all other advances made by Bank pursuant to this Note, shall not exceed the Maximum Credit:

            (c) the complete address of the place at which the Acquired Equipment will be located;

            (d) the date on which Borrower received possession of the Acquired Equipment;

            (e) a copy of the invoice and/or bill of sale with respect to each piece of the Acquired Equipment;

            (f) a certification by an officer of Borrower that no Event of Default has occurred and is continuing and that all of the representations and warranties set forth in the Security Agreement of even date herewith between Borrower and Bank, as the same may be amended from time to time (the "Security Agreement"), are true and correct as of the date of certification;

            (g) such executed Uniform Commercial Code financing statements and/or amendments as reasonably may be requested by Bank; and

            (h) such other information concerning the Acquired Equipment as Bank reasonably may request to permit Bank to identify, to evaluate and to perfect its security interest in the Acquired Equipment.

Borrower shall use the proceeds of the loans evidenced by this Note solely for the purpose of paying the purchase price of the Acquired Equipment.

            In addition to the foregoing, prior to the initial advance hereunder, Borrower shall deliver to Bank: (i) agreements of Bank One, Dayton, NA and Fuji Photo Film U.S.A., Inc. ("Fuji") to subordinate their respective liens in the Acquired Equipment to the priority of Bank's lien under the Security Agreement (or to release such liens), in form and substance satisfactory to Bank, and (ii) a proposed list of all of the equipment (including prices) that Borrower intends to acquire with advances to be made under this Note.

            Upon the occurrence of any one or more of the following events (each, an "Event of Default"), at the option of Bank, upon written notice to Borrower, the principal amount of this Note and all accrued interest shall become immediately due and payable, without presentment demand, protest or other notice:

            (i) default shall be made in the due and punctual payment of any principal of, or interest on, this Note and such default continues unremedied for more than five business days after written notice from Bank;

            (ii) default occurs in the due observance or performance of any other covenant or condition contained in this Note or the Security Agreement required to be observed or performed by Borrower, which default is not remedied within 20 days after written notice from Bank;

            (iii) any representation or warranty made by Borrower in this Note or the Security Agreement or in any writing delivered pursuant thereto shall prove to have been false or incorrect in any material respect when made (or deemed made);

            (iv) any default or event of default occurs under either the Term Loan Agreement or the Credit Agreement, each dated as of May 15, 1994 between Borrower and Bank One, Dayton, NA (as the same may be amended, extended or modified), or any replacement thereof, and such default or event of default is not cured within any applicable cure period;

            (v) any indebtedness for borrowed money of Borrower or any subsidiary or any rent or other payment required to be made by Borrower or any subsidiary under any capitalized lease or any payment required to be made by Borrower or any subsidiary under any purchase money indebtedness in excess of $100,000 shall be declared to be due and payable, or required to be repaid (other than by a regularly scheduled required repayment), prior to the stated maturity thereof;

            (vi) one or more judgments, decrees or orders for the payment of money in excess of $250,000 in the aggregate shall be rendered against Borrower or any of its subsidiaries and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

            (vii) any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), excluding a director or executive officer of Borrower holding office as of May 1, 1994, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), including by reason of the exercise of warrants or the like, the conversion of convertible securities or the receipt of securities upon the redemption of other securities, of capital stock of Borrower which is entitled at the time to voting power of 40% or more in the election of directors of Borrower (for purposes of this paragraph, Fuji (or any affiliate thereof) shall not be deemed the beneficial owner of any securities of Borrower which may be acquired (i) upon the exercise of warrants or the like until such time as such warrants or the like are exercised or (ii) upon the redemption of other securities until such time as such other securities are redeemed);

            (viii) this Note or the Security Agreement or any material provision thereof shall cease to be in full force and effect, or shall cease for any reason whatsoever to give Bank the liens or the material rights, powers and privileges purported to be created thereby, or shall be declared null and void, or the validity or enforceability thereof shall be contested by Borrower (or any person acting on behalf of Borrower) or Borrower (or any person acting on behalf of Borrower shall deny or disaffirm any of its material obligations under this Note or the Security Agreement; or

            (ix) Borrower or any subsidiary commences a voluntary case concerning Borrower or such subsidiary under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Borrower or any subsidiary under the Bankruptcy Code and relief is ordered against Borrower or such subsidiary or the petition is controverted but is not dismissed within 30 days after the commencement of the case; or Borrower or any subsidiary admits in writing its inability to pay its debts generally as such debts become due; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Borrower or any subsidiary; or Borrower or any subsidiary commences any other proceeding under any reorganization, arrangement, readjustments of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Borrower or any subsidiary or there is commenced against Borrower or any subsidiary any such proceeding which remains undismissed for a period of 30 days or Borrower or any subsidiary is adjudicated insolvent or bankrupt; or Borrower or any subsidiary fails to controvert in a timely manner any such case under the Bankruptcy Code or any such proceeding, or any order of relief or other order approving any such case or proceeding is entered; or Borrower or any subsidiary by any act or failure to act indicates its consent to, approval of or acquiescence in any case or proceeding or in the appointment of any custodian or the like of or for it or any substantial part of its property or suffers any such appointment to continue undischarged or unstayed for a period of 30 days; or Borrower or any subsidiary makes a general assignment for the benefit of creditors; or any action is taken by Borrower or any subsidiary for the purposes of effecting any of the foregoing.

Borrower promptly shall provide to Bank such financial information concerning Borrower as Bank reasonably may request from time to time.

            This Note may be prepaid in whole or in part at any time provided that: (i) Borrower gives Bank at least ten days prior written notice of the prepayment, (ii) the amount prepaid is not less than $50,000, (iii) Borrower pays all accrued interest on the amount being prepaid through the date of the prepayment, and (iv) if this Note is then bearing interest at the Fixed Rate, Borrower pays Bank a prepayment charge equal to the amount, if any, by which the present value of the interest payments on the amount of principal being prepaid from the date of prepayment to maturity (with the amount being prepaid applied to installments of principal in the inverse order of when due), calculated at the then current interest rate being borne by the Note, exceeds the present value of the interest payments on the amount of principal being prepaid from the date of prepayment to the date of maturity, calculated at the Treasury Rate as in effect at the time the prepayment is made. A prepayment charge so calculated also shall be due in the event that Bank accelerates this Note upon the occurrence of an Event of Default at any time while this Note is bearing interest at the Fixed Rate. The obligation of Borrower to make monthly payments of principal and interest on the principal amount which remains outstanding under this Note after any partial prepayment shall not be affected by such partial prepayment; such partial prepayment operating instead to pay the principal of the Note at dates earlier than the originally scheduled principal amortization dates, in inverse chronological order. No amounts so prepaid may be reborrowed hereunder.

            Borrower shall pay a minimum finance charge of $50.00 for each billing period. If any payment of principal or interest is not paid when due, Bank, at its option, may charge and collect, or add to the unpaid balance hereof, a late charge of up to the greater of $250 or .1% of the unpaid balance of this Note at the time of such delinquency for each such delinquency to cover the extra expense incident to handling delinquent accounts, and/or may increase the interest rate on the unpaid balance to the Default Rate. Bank may charge interest at the rate provided herein on all interest and other amounts owing hereunder which are not paid when due.

            For purposes hereof: (i) "Prime Rate" is that annual percentage rate of interest which is established by Bank from time to time as its prime rate, whether or not such rate is publicly announced, and is not necessarily the lowest lending rate of Bank (a rate based on the Prime Rate changes each time and as of the date that the Prime Rate changes); and (ii) "Treasury Rate" means the bond equivalent rate determining the yield to maturity of United States Treasury bonds in approximately the same amount as the principal amount of this Note, bearing a fixed rate of interest (or bearing no interest) and maturing as close as possible to December 1, 2000, as published on the date of determination by the Federal Reserve Board or, if there is no such rate so published on such date, as determined by such other means selected by Bank in good faith as Bank, in its sole discretion, determines will permit an acceptable approximation of such rate.

            Borrower and all indorsers hereby grant to Bank a security interest in the accounts, securities and properties in which Borrower or any indorsers have any interest, now or hereafter in the possession of Bank, to secure the payment of any and every liability of Borrower to Bank, however created, direct or contingent, due or to become due, whether now or hereafter existing and whether the same may have been or shall be participated in whole or part by other by trust agreement or otherwise, or in any manner acquired by or accruing to Bank, whether by agreement with Borrower or by assignment or by indorsement to it by anyone whomsoever. If this Note is not fully paid and satisfied when it becomes due (whether by acceleration or otherwise), the total amount then due hereunder may, at any time and from time to time, be charged against any account or accounts maintained with Bank by Borrower or any indorser, without further consent from any of them, and Borrower and all indorsers agree to be and remain jointly and severally liable for all remaining indebtedness represented by this
Note in excess of the amount or amounts so applied; provided, however, that Bank shall notify Borrower when it charges any such account.

            Borrower, all indorsers hereof, and any guarantor hereof (collectively, "Obligors"), and each of them: (i) waive(s) presentment, demand, notice of demand, protest, notice of protest and notice of dishonor and any other notice required to be given by law in connection with the delivery, acceptance, performance, default or enforcement of this Note, of any indorsement or guaranty of this Note or of any document or instrument evidencing any security for payment of this Note; and (ii) consent(s) to any and all delays, extensions, renewals or other modifications of this Note or waivers of any term hereof or release or discharge by Bank of any of Obligors or release, substitution or exchange of any security for the payment hereof or the failure to act on the part of Bank or any indulgence shown by Bank, from time to time and in one or more instances, (without notice to or further assent from any of Obligors) and agree(s) that no such action, failure to act or failure to exercise any right or remedy on the part of Bank shall in any way affect or impair the obligation of any Obligors or be construed as a waiver by Bank of, or otherwise affect, any of Bank's rights under this Note, under any indorsement or guaranty of this Note or under any document or instrument evidencing any security for payment of this Note. Obligors further agree to reimburse Bank for all reasonable advances, charges, costs and expenses, including reasonable attorneys' fees, incurred or paid in exercising any right, power or remedy conferred by this Note, or in the enforcement thereof.

            Borrower and all indorsers authorize any attorney at law to appear in any court of record in the State of Ohio or any other State or Territory of the United States, after the indebtedness evidenced hereby, or any part thereof, becomes due and waive the issuance and service of process and confess judgment against any one or more than one of the undersigned and all indorsers in favor of Borrower, for the amount then appearing due, together with costs of suit and, thereupon, to release all errors and waive all rights of appeal and stays of execution, but no such judgment or judgments against Borrower or any endorser shall be a bar to a subsequent judgment or judgments against any one or more than one of such persons against whom judgment has not been obtained hereon.
The foregoing warranty of attorney to confess judgment is a joint and several warrant of attorney. The foregoing warrant of attorney shall survive a judgment; and if any judgment be vacated for any reason, Bank nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against Borrower and all indorsers or any one or more of them.



THE PROVISIONS OF THIS NOTE SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF OHIO. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR THE HOLDER TO EXTEND CREDIT TO BORROWER, AND AFTER HAVING THE OPPORTUNITY TO CONSULT COUNSEL, THE UNDERSIGNED AND ALL INDORSERS HEREBY EXPRESSLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATED TO THIS NOTE OR ARISING IN ANY WAY FROM ANY INDEBTEDNESS OR OTHER TRANSACTIONS INVOLVING THE HOLDER THE UNDERSIGNED. THE UNDERSIGNED HEREBY DESIGNATE(S) ALL COURT OF RECORD SITTING IN MONTGOMERY COUNTY, OHIO AND HAVING JURISDICTION OVER THE SUBJECT MATTER, STATE AND FEDERAL, AS FORUMS ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING FROM OR OUT OF THIS NOTE, ITS MAKING, VALIDITY OR PERFORMANCE, MAY BE PROSECUTED AS TO ALL PARTIES, THEIR SUCCESSOR AND ASSIGNS, AND THE FOREGOING DESIGNATION THE UNDERSIGN CONSENT(S) TO JURISDICTION AND VENUE OF SUCH COURTS.




WARNING - BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE, AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.



                                MOTO PHOTO, INC.

                                By:/S/ David A. Mason
                                  Name:  David A. Mason
                                  Title: Executive Vice President

                                Address:
                                4444 Lake Center Drive
                                Dayton, Ohio  45421



                       LIEN SUBORDINATION
                             AGREEMENT



          THIS AGREEMENT is made this 7th day of June, 1995 between THE PROVIDENT BANK ("Provident Bank"), MOTO PHOTO, INC., a Delaware corporation ("Moto Photo"), and FUJI PHOTO FILM U.S.A., INC., a New York corporation ("Fuji"), under the following circumstances:

          A. Provident from time to time may advance to Moto Photo up to $1,450,000 in aggregate principal amount of loans (the "Equipment Loans") to finance all or a portion of the purchase price of certain capital equipment previously acquired or to be acquired by Moto Photo.

          B. As a condition to making any such advances, Provident has required that Moto Photo grant to Provident a first priority security interest in all of the equipment for which such financing is provided by Provident (including certain related items, as described in Schedule I attached hereto) and all proceeds of the foregoing (collectively, the "Purchased Equipment Collateral").

          C. Moto Photo previously granted to Fuji a security interest in certain personal property of Moto Photo, including the Purchased Equipment Collateral; provided, however, that Fuji is willing to subordinate its security interest in the Purchased Equipment Collateral to the security interest of Provident Bank in order to induce Provident Bank to make such advances.

          NOW, THEREFORE, the parties hereto agree as follows:

          1. Relative Rights in Purchased Equipment Collateral. As among themselves, regardless of (a) the relative times of attachment or perfection thereof, (b) the order of filing of financing statements mortgages or other security documents, or (c) anything in any other agreements to the contrary, the relative priorities of liens and security interests granted or to be granted by Moto Photo from time to time in the Purchased Equipment Collateral shall be as follows:

          1.1 Provident Bank will have a first priority lien and security interest in all of the Purchased Equipment Collateral. Fuji shall have a second priority security interest in the Purchased Equipment Collateral (subject, however, to any rights of, and in accordance with any agreement of Fuji with, Bank One, Dayton, N.A.).

          2. Foreclosure. Fuji, for itself and its successors and assigns, shall not take any action to foreclose or otherwise realize on any of the Purchased Equipment prior to the earlier of (i) a Reorganization (as hereinafter defined) or (ii) payment in full of all amounts outstanding with respect to the Equipment Loans; provided, however, that Fuji may take action to foreclose or otherwise realize on the Purchased Equipment Collateral in accordance with the Uniform Commercial Code after Provident Bank has taken action to foreclose or otherwise realize on its security interest in the Purchased Equipment Collateral. The foregoing is solely for the purpose of defining the relative rights of Fuji and Provident Bank and shall not limit or otherwise affect any rights which either might have against Moto Photo. For purposes hereof, "Reorganization" means any distribution of the assets of Moto Photo upon any voluntary or involuntary dissolution, winding up, total or partial liquidation or reorganization, or bankruptcy, insolvency, receivership or other statutory or common law proceedings or arrangements involving Moto Photo or the readjustment of Moto Photo's debts or any assignment for the benefit of creditors or any marshalling of the assets or liabilities of Moto Photo.

          3. Agreement to Hold in Trust. If Fuji receives any of the Purchased Equipment Collateral or the proceeds thereof in violation of this Agreement, it shall hold such collateral in trust for the benefit of Provident Bank and promptly provide it to Provident Bank upon request.

          4. Further Assurances. Moto Photo and Fuji, for itself (and, in Fuji's case, for the other members of the Fuji Group) and its successors and assigns, shall execute and deliver, in each case at Moto Photo's expense, such further instruments and shall take such further action as Provident Bank at any time or times reasonably may request in order to carry out the provisions and intent of this Agreement.

          5. Successors; Continuing Effect, etc.. This Agreement is being entered into for the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns. This Agreement shall be a continuing agreement and shall be irrevocable and shall remain in full force and effect so long as any portion of the Equipment Loans are outstanding.

          6. Amendment and Modification. This Agreement may be amended, modified and supplemented by mutual consent of the parties with respect to any of the terms contained herein, in such manner as may be agreed upon in writing by the parties.

          7. Waiver. Any failure of any party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the other parties. Such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

          8. Entire Agreement. This Agreement represents the entire understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. Nothing in this Agreement is intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          9. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that the parties need not to sign the same counterpart.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                              FUJI PHOTO FILM U.S.A., INC.
                              By:/S/  Osamu Inoue
                                 Name:  Osamu Inoue
                                 Title:  President

                              MOTO PHOTO, INC.
                              By:/S/  David A. Mason
                                 Name:  David A. Mason
                                 Title:  Executive Vice President


                              THE PROVIDENT BANK
                              By:/S/  Jerome Brunswick
                                 Name:  Jerome Brunswick
                                 Title:  Regional Vice President





                                                       Schedule I

          All equipment (as that term is defined in the Uniform Commercial
Code), including, without limitation, all furniture, machinery and other equipment of any kind, and all substitutions and replacements thereof and accessories and parts therefor) acquired from time to time by Debtor with loans made by Secured Party, together with all files, records, documents, blueprints, drawings and instruments (including, without limitation, computer programs, tapes and related electronic data software and rights under licenses with respect thereto) evidencing an interest in or relating to any of the such equipment, and all proceeds of the foregoing including, without limitation, all claims against third parties for damage to or loss or destruction of any of the foregoing, including insurance proceeds, and accounts, contract rights, chattel paper and general intangibles arising out of any sale, lease or other disposition of any of the foregoing.